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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):
March 16, 1995



                                MMI MEDICAL, INC.
             (Exact name of registrant as specified in its charter)


       California                  0-13608            95-3619990
(State or other jurisdiction  (Commission File      (I.R.S. Employer
      of incorporation)            Number)        Identification Number)



      1611 Pomona Road, Corona, California               91720
         (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code:
(909) 736-4570


                                 Not Applicable
          (Former name of former address, if changed since last report)

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The Exhibit Index appears on Page 4


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Item 5.  Other Events

  The Registrant publicly announced the resignation of the Registrant's President and Chief Executive Officer, Mr. Alan D. Margulis, effective March 13, 1995. Mr. Margulis has also resigned as a director of the Registrant effective March 13, 1995. The Registrant's press release of March 13, 1995 attached to this report as Exhibit 20.1 is incorporated herein by reference.


Item 8.  Change in Fiscal Year.

  The Registrant has determined as of the date of this report, to change its fiscal year end from the Friday nearest April 30 to April 30. This change applies to the current fiscal year which, prior to the change, would have ended on April 28, 1995 and will now end on April 30, 1995, resulting in an additional two (2) days being included in the current fiscal year.



The Exhibit Index is attached hereto as page 4.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 16, 1995             MMI MEDICAL, INC.
                                    (Registrant)

                              By: /s/ James P. Butler
                                 --------------------
                                 James P. Butler
                                 Vice President, Finance and
                                 Chief Financial Office


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                                  EXHIBIT INDEX

Exhibit                                                                    PAGE

20.1      Press Release dated March 13, 1995                                 5


                                   Page 4 of 5


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FOR IMMEDIATE RELEASE           CONTACT:   JAMES P. BUTLER
                                           CHIEF FINANCIAL OFFICER
                                           909-736-4570


                                           MMI MEDICAL, INC.
                                           1611 Pomona Road
                                           Corona, CA 91720


MMI MEDICAL, INC. ANNOUNCES DEPARTURE OF CHIEF EXECUTIVE OFFICER


CORONA, CA., MARCH 13, 1995 - MMI MEDICAL, INC. (NASDAQ - MMIM) announced today the departure of Alan Margulis as President and Chief Executive Officer of the Company. The Board of Directors has appointed Samuel Salen, M.D. as the interim President and Chief Executive Officer.

Dr. Salen is a founder of the Company and also serves as Vice Chairman of the Board of Directors and Secretary of the Company. Dr. Salen will operate from the Company's headquarters in Corona California.

MMI, through its various subsidiaries, provides hospitals, clinics and private physicians' offices with maintenance services for diagnostic imaging equipment, shared mobile computed tomography and cardiac catheterization services and other radiological parts and supplies.


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